Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

State Bank Financial Corporation

We consent to the incorporation by reference in this registration statement on Form S-8 of State Bank Financial Corporation of our report dated March 31, 2011, with respect to the consolidated financial statements of State Bank Financial Corporation which report appears in State Bank Financial Corporation’s 2010 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

(formerly Dixon Hughes PLLC)

Atlanta, Georgia

August 1, 2011